                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                        (Amendment No.                )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
       __________________________________________________________________

                        ENSCO INTERNATIONAL INCORPORATED
       __________________________________________________________________

                            WILLIAM S. CHADWICK, JR.
                          VICE PRESIDENT AND SECRETARY

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1)
       and 0-11.

       1)  Title of each class of securities to which transaction applies:

           _________________________________________________________________
       2)  Aggregate number of securities to which transaction applies:

           _________________________________________________________________
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

           _________________________________________________________________
       4)  Proposed maximum aggregate value of transaction:

           _________________________________________________________________
       5)  Total fee paid:

           _________________________________________________________________

[    ]     Fee paid previously with preliminary materials:

           _________________________________________________________________

[    ]     Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

           _________________________________________________________________
       2)  Form, Schedule or Registration Statement No.:

           _________________________________________________________________
       3)  Filing Party:

           _________________________________________________________________
       4)  Date Filed:

           _________________________________________________________________

CARL F. THORNE
CHAIRMAN AND CHIEF EXECUTIVE OFFICER



                                                     March 27, 1997



Dear Fellow Stockholder:

     On behalf of our Board of Directors, I cordially invite you to attend the 1997 Annual Meeting of Stockholders of ENSCO International Incorporated. The Annual Meeting will be held at 10:00 a.m. on Tuesday, May 13, 1997 at the Hotel Crescent Court, 400 Crescent Drive, Dallas, Texas. Your Board of Directors and Officers look forward to greeting personally those stockholders able to attend.

     At the Annual Meeting, stockholders will be asked to vote on the election of two Class I Directors, to approve the amendment of Article 4 of the Restated Certificate of Incorporation to increase the authorized common stock from 125 million shares to 250 million shares and to approve the appointment of the Company's independent accountants. Each of the matters to be considered at the Annual Meeting is described in detail in the attached Proxy Statement for the Annual Meeting. Your Board of Directors recommends that you vote "For" the proposals on the agenda.

     Your vote is important. Whether or not you are able to attend the meeting, I hope you will promptly sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. This will save your Company additional expenses associated with soliciting proxies, as well as ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

                                                     Sincerely,



                                                     Carl F. Thorne
                                                     Chairman of the Board

                       ENSCO INTERNATIONAL INCORPORATED
                              2700 FOUNTAIN PLACE
                               1445 ROSS AVENUE
                           DALLAS, TEXAS  75202-2792
                                (214) 922-1500

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 13, 1997



     The Annual Meeting of Stockholders of ENSCO International Incorporated (the "Company") will be held at the Hotel Crescent Court, 400 Crescent Drive, Dallas, Texas, at 10:00 a.m., Dallas time, on Tuesday, May 13, 1997, to consider and vote on:

     1.  The election of two Class I Directors, each for a three-year term;

     2. The approval of the amendment of Article 4 of the Company's Restated Certificate of Incorporation to increase the authorized common stock from 125 million shares to 250 million shares;

     3. To approve the appointment of Price Waterhouse LLP as the Company's independent accountants for 1997; and

     4.  Such other business as may properly come before the Meeting.

     Stockholders of record at the close of business on March 26, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of all stockholders entitled to vote at the meeting is on file at the executive offices of the Company, 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792.

                                By Order of the Board of Directors



                                William S. Chadwick, Jr.
                                Vice President and Secretary

March 27, 1997



           YOUR VOTE IS IMPORTANT.  PLEASE SIGN, DATE AND RETURN THE
                         ACCOMPANYING PROXY PROMPTLY.

                       ENSCO INTERNATIONAL INCORPORATED

                                PROXY STATEMENT



     The following information is submitted concerning the enclosed Proxy and the matters to be acted upon under the authority thereof at the Annual Meeting of Stockholders (the "Meeting") of ENSCO International Incorporated (the "Company") to be held at the Hotel Crescent Court, 400 Crescent Drive, Dallas, Texas, on the 13th day of May, 1997 at 10:00 a.m., Dallas time, or any adjournment thereof, pursuant to the enclosed Notice of said Meeting. This Proxy Statement and the enclosed Proxy are first being sent on or about March 31, 1997 to holders of the Company's shares of capital stock entitled to vote at the Meeting (the "Stockholders").


                               VOTING AND PROXY

     The enclosed Proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by a Stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date. The Proxy shall also be revoked if a Stockholder is present at the Meeting and elects to vote in person.

     Unless contrary instructions are indicated, all shares represented by validly executed Proxies received pursuant to this solicitation (and which have not been revoked before they are voted) will be voted:

     1.  FOR the election of the Class I nominees for Directors named herein;

     2. FOR the approval of the amendment of Article 4 of the Company's Restated Certificate of Incorporation to increase the authorized common stock from 125 million shares to 250 million shares;

     3. FOR the approval of the appointment of Price Waterhouse LLP as the Company's independent accountants for 1997; and

     4. In accordance with the recommendation of management as to any other matters which may properly come before the Meeting.

     In the event a Stockholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

     The cost of solicitation of proxies will be borne by the Company and, upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to and solicitation of proxies from beneficial owners of shares of stock. In addition to the use of mail, regular employees or agents of the Company may solicit proxies by telephone, telegram or other means of communication.

                         VOTING SECURITIES OUTSTANDING

     The Stockholders entitled to vote at the Meeting are the holders of record at the close of business on March 26, 1997 (the "Record Date") of the approximate 70,867,020 outstanding shares of Common Stock of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to come before the Meeting. A list of all Stockholders entitled to vote is on file at the executive offices of the Company, 1445 Ross Avenue, Suite 2700 Fountain Place, Dallas, Texas 75202-2792. Only Stockholders of record on the books of the Company on the Record Date will be entitled to vote at the Meeting.

     For purposes of conducting the Meeting, the holders of at least a majority of the stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum. A holder of stock shall be treated as being present at the Meeting if the holder of such stock is (i) present in person at the Meeting or
(ii) represented at the Meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the Meeting. If a quorum is present at the Meeting, the election of each nominee for Class I Director (Proposal 1) will be approved if the votes cast in favor of the election of such nominee exceed the votes cast opposing the election of such nominee. The proposal to approve the amendment of Article 4 of the Company's Restated Certificate of Incorporation requires approval by holders of a majority of the shares of Common Stock outstanding on the Record Date. The appointment of Price Waterhouse LLP (Proposal 3) will be approved if a quorum is present and the votes cast in favor of Proposal 3 exceed the votes cast opposing Proposal 3.

     A validly executed proxy will be treated as a vote cast in favor of the election of each Class I Director nominee and in favor of the appointment of Price Waterhouse LLP unless contrary instructions are indicated on the Proxy. The Company's Bylaws include provisions specifically addressing the treatment of abstentions and non-votes by brokers. In determining the number of votes cast, shares abstaining from voting on a matter and shares that are indicated as not being voted on a matter by brokers due to lack of discretionary authority will not be treated as votes cast with respect to Proposals 1 and 3. Amendment of
Article 4 of the Restated Certificate of Incorporation requires approval of a majority of the outstanding shares; therefore, abstentions and non-votes by brokers as to Proposal 2 will have the effect of votes against that proposal.


                        OWNERSHIP OF VOTING SECURITIES

     The following tables set forth certain information concerning the number of shares of Common Stock owned beneficially as of February 28, 1997, by (i) each person known to the Company to own more than 5 percent of the Company's Common Stock (the only class of voting securities outstanding); (ii) each director of the Company including employee directors; (iii) the three other most highly compensated executive officers of the Company who are not also directors and
(iv) all directors and executive officers of the Company as a group.

CERTAIN BENEFICIAL OWNERS:

                                                BENEFICIAL OWNERSHIP/(1)/
           NAME AND ADDRESS                  ------------------------------
         OF BENEFICIAL OWNER                      AMOUNT        PERCENTAGE
     ---------------------------             ---------------  -------------
     FMR Corp.                                9,209,187 /(2)/     13.0%
         82 Devonshire
         Boston, MA  02109

     Merrill Lynch Asset Management, Inc.     7,332,874 /(3)/     10.3%
         800 Scudders Mill Road
         Plainsboro, NJ  08536

     Richard E. Rainwater                     3,740,280 /(4)/      5.3%
         777 Main Street, Suite 2700
         Fort Worth, TX  76102

MANAGEMENT:

                                                  BENEFICIAL OWNERSHIP/(1)/
     NAME OF BENEFICIAL OWNER AND               ----------------------------
        PRINCIPAL POSITION                        AMOUNT        PERCENTAGE
 -------------------------------------          ----------    --------------
        Carl F. Thorne                           944,345 /(5)/     1.3%
          Chairman, President and
          Chief Executive Officer

        Morton H. Meyerson                       259,124 /(6)/     0.4%
          Director

        Richard A. Wilson                        109,318 /(7)/     0.2%
          Director, Senior Vice President and
          Chief Operating Officer

        C. Christopher Gaut                       92,188 /(8)/     0.1%
          Vice President - Finance and
          Chief Financial Officer

        William S. Chadwick, Jr.                  67,712 /(9)/    __ /(10)/
          Vice President - Administration and
          Secretary

        Dillard S. Hammett                        49,214 /(11)/   __ /(10)/
          Director

        Marshall Ballard                          44,747 /(12)/   __ /(10)/
          Vice President - Business Development
          and Quality

        Orville D. Gaither                        33,009 /(13)/   __ /(10)/
          Director

        Thomas L. Kelly II                        32,598 /(14)/   __ /(10)/
          Director

        Craig I. Fields                           20,509 /(15)/   __ /(10)/
          Director

        Gerald W. Haddock                          3,408 /(16)/   __ /(10)/
          Director

        All Directors and Executive Officers   1,735,098 /(17)/    2.5%
        as a Group (14 persons, including
        those named above)

------------------
/1/ At February 28, 1997, there were approximately 70,867,020 shares of Common Stock outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.

/2/ Based upon Amendment No. 2 to Schedule 13G dated as of February 14, 1997, filed with the Securities and Exchange Commission ("Commission"), FMR Corp. may be deemed to be the beneficial owner of 9,209,187 shares (13.0 percent) of the Common Stock of the Company.

/3/ Based upon Amendment No. 5 to Schedule 13G dated as of February 14, 1997, filed with the Commission, Merrill Lynch & Co., Inc. may be deemed to be the beneficial owner of 7,332,874 shares (10.3 percent) of the Common Stock. Based upon the same amendment, Merrill Lynch Group, Inc., Princeton Services, Inc., Merrill Lynch Asset Management, L.P. and Merrill Lynch Growth Fund for Investment and Retirement may be deemed to be beneficial owner of 7,300,000 shares of Common Stock. Each of the reporting entities disclaims beneficial ownership of all of the shares.

/4/ Based upon information supplied by Richard E. Rainwater's attorney, Mr. Rainwater may be deemed to be the beneficial owner of 3,740,826 shares (5.3 percent) of the Common Stock. Includes 8,100 shares held by Mr. Rainwater's spouse, as to all of which Mr. Rainwater disclaims beneficial ownership. Does not include 391,527 shares held by Trusts for the benefit of Mr. Rainwater's children, as to all of which Mr. Rainwater disclaims beneficial ownership.

/5/ Includes 300,000 shares of restricted stock which vest at the rate of 75,000 shares per annum over a 10-year term, which commenced November 19, 1990. The restricted stock grant was approved by the Stockholders at the Annual Meeting held on June 5, 1990. Also includes 1,166 shares held indirectly under the ENSCO Savings Plan and Select Executive Retirement Plan ("SERP").

/6/ Includes 70,000 shares of Common Stock beneficially owned by various Trusts as to all of which Mr. Meyerson disclaims beneficial ownership.

/7/ Includes 13,500 shares immediately issuable upon exercises of options and 25,000 shares of restricted stock of which 16,000 shares vest at the rate of 2,000 shares per annum and 9,000 of which vest at the rate of 1,000 shares per annum. Also includes 551 shares held indirectly under the ENSCO Savings Plan and SERP.

/8/ Includes 47,625 shares immediately issuable upon exercises of options and 24,000 shares of restricted stock of which 7,000 vest at the rate of 1,750 per annum, 8,000 vest at the rate of 1,000 per annum and 9,000 vest at the rate of 1,000 per annum. Also includes 525 shares held indirectly under the ENSCO Savings Plan and SERP.

/9/ Includes 14,125 shares immediately issuable upon exercises of options and 22,000 shares of restricted stock of which 8,000 vest at the rate of 1,000 shares per annum, 9,000 vest at the rate of 1,000 shares per annum and 5,000 vest at the rate of 500 shares per annum. Also includes 585 shares held indirectly under the ENSCO Savings Plan and SERP.

/10/ Ownership is less than 0.1% of the Common Stock outstanding.

/11/ Includes 22,075 shares immediately issuable upon exercise of options.

/12/ Includes 28,250 shares immediately issuable upon exercises of options and 9,500 shares of restricted stock of which 5,000 vest at the rate of 2,500 per annum and 4,500 vest at the rate of 500 per annum. Also includes 1,750 shares owned by Mr. Ballard's wife, in respect of which Mr. Ballard disclaims beneficial ownership, and 534 shares held indirectly under the ENSCO Savings Plan and SERP.

/13/ Includes 25,500 shares immediately issuable upon exercise of options.

/14/ Includes 23,000 shares immediately issuable upon exercise of options.

/15/ Includes 15,500 shares immediately issuable upon exercise of options.

/16/ Includes 3,000  shares immediately issuable upon exercise of options.

/17/ Includes all shares owned individually by the above named officers and directors, including 70,000 shares beneficially owned by various Trusts established by Mr. Meyerson, 1,750 shares owned by Mr. Ballard's wife, 216,825 shares immediately issuable upon exercises of options, 403,000 shares of restricted stock, and 4,138 shares held indirectly under the ENSCO Savings Plan and SERP.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's Restated Certificate of Incorporation, as amended, provides that the Board of Directors of the Company, other than those members who may be elected in specified circumstances by holders of preferred stock or indebtedness having special rights to elect directors, is divided or "classified", with respect to the time for which they individually hold office, into three classes ("Classes I, II and III"), consisting of, as nearly as possible, one third of the entire Board. The Company's Board of Directors is currently fixed at eight members. Each Director holds office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The current term for Class I Directors will expire at the 1997 Annual Meeting of Stockholders. The current term for Class III and Class II Directors will expire at the 1998 and 1999 Annual Meetings of Stockholders, respectively.

   Two Class I Directors are to be elected at the Meeting. The Board of Directors urges you to vote FOR the election of the individuals who have been nominated to serve as Class I Directors. It is intended that each validly executed proxy solicited hereby will be voted FOR the election of the nominees for Class I Directors listed below, unless a contrary instruction has been indicated on such proxy. If, at the time of the 1997 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES
--------

Class I Directors
-----------------

GERALD W. HADDOCK; AGE 49, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CRESCENT REAL ESTATE EQUITIES COMPANY

   Mr. Haddock has been a Director of the Company since December 1986. He has served as Chief Executive Officer of Crescent Real Estate Equities Company since December 1996. He has served as a director of that company since May 1994 and
was Chief Operating Officer from May 1994 until December 1996.   Between July
1990 and December 1993, Mr. Haddock was a partner in the law firm of Jackson & Walker, L.L.P and of counsel to Jackson & Walker, L.L.P. from January 1994 through April 1994. Prior to joining Jackson & Walker, L.L.P., Mr. Haddock was a director and shareholder in the law firm of Kelly, Hart & Hallman. Mr. Haddock is a director of AmeriCredit Corporation. Mr. Haddock holds a Bachelor of Business Administration Degree from Baylor University, a Juris Doctorate Degree from Baylor University College of Law and a Master of Taxation Degree from New York University. He lives in Fort Worth, Texas. Mr. Haddock is chairman of the Audit Committee.

CARL F. THORNE; AGE 56; CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

   Mr. Thorne has been a Director of the Company since December 1986. He was elected President and Chief Executive Officer of the Company in May 1987 and was elected Chairman of the Board of Directors in November 1987. Mr. Thorne holds a Bachelor of Science Degree in Petroleum Engineering from the University of Texas and a Juris Doctorate Degree from Baylor University College of Law. He lives in Dallas, Texas.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTORS NAMED ABOVE.

Continuing Directors
--------------------

Class II Directors
------------------

CRAIG I. FIELDS; AGE 50; VICE CHAIRMAN, ALLIANCE GAMING CORPORATION

   Dr. Fields has been a Director of the Company since March 1992. He assumed his current position with Alliance Gaming Corporation in September 1994. From 1990 through August 1994, Dr. Fields was Chairman and Chief Executive Officer of Microelectronics and Computer Technology Corp. Between 1974 and 1990, Dr. Fields served the Defense Advanced Research Projects Agency, a research division of the office of Secretary of Defense, as a director and currently serves as a director of Projectavision, Inc. Dr. Fields holds a Bachelor of Science Degree in Physics from the Massachusetts Institute of Technology and a Ph.D. from Rockefeller University. He lives in Washington, D.C. Dr. Fields is a member of the Audit Committee.

MORTON H. MEYERSON; AGE 58; CHAIRMAN, PEROT SYSTEMS

   Mr. Meyerson has been a Director of the Company since September 1987. Mr. Meyerson assumed the present position with Perot Systems in September 1996. In addition, from June 1992 until September 1996, Mr. Meyerson also served as Chief Executive Officer of Perot Systems. From May 1986 to June 1992, Mr. Meyerson was a private investor. Mr. Meyerson serves as Vice Chairman of The National Parks Foundation and is a director of Crescent Real Estate Equities Company, Safelite Glass Corporation, Stream International, Inc. and AudioNet, Inc. Mr. Meyerson holds Bachelor of Arts Degrees in Economics and Philosophy from the University of Texas. He lives in Dallas, Texas. Mr. Meyerson is chairman of the Nominating and Compensation Committee.

RICHARD A. WILSON; AGE 59; SENIOR VICE PRESIDENT AND CHIEF OPERATING OFFICER OF THE COMPANY

   Mr. Wilson has been a Director of the Company since June 1990. Mr. Wilson joined the Company in July 1988 and was elected President of ENSCO Drilling Company in August 1988. Mr. Wilson was elected Senior Vice President - Operations of the Company in October 1989 and to his present position in June 1991. Mr. Wilson holds a Bachelor of Science Degree in Petroleum Engineering from the University of Wyoming. He lives in Dallas, Texas.


Class III Directors
-------------------

ORVILLE D. GAITHER, SR.; AGE 69; CHAIRMAN AND CHIEF EXECUTIVE OFFICER, GAITHER PETROLEUM CORPORATION

   Mr. Gaither has been a Director of the Company since March 1992. Mr. Gaither has served Gaither Petroleum Corporation in his present capacity since May 1991. Prior to May 1991, Mr. Gaither was employed by Amoco Production Company for 42 years, most recently as President of the Africa and Middle East Region, responsible for Amoco's petroleum operations in 17 countries. Mr. Gaither is a director of Grant Geophysical Corporation, an international geophysical acquisition company. Mr. Gaither holds a Bachelor of Science Degree in Mechanical Engineering from Rice University, a Master of Science Degree in Petroleum Engineering from the University of Houston and is a graduate of the Senior Executive Program of Stanford University. He lives in Houston, Texas. Mr. Gaither is a member of the Audit Committee.

DILLARD S. HAMMETT; AGE 66; CONSULTANT

   Mr. Hammett has been a Director of the Company since September 1987. From July 1987 to December 1991, Mr. Hammett was Vice President - Technical and Marketing of the Company. In January 1992, Mr. Hammett took a leave of absence from his Vice President position and retired from the Company in December 1992. Mr. Hammett holds a Bachelor of Science Degree in Civil Engineering from the University of Oklahoma. He lives in Dallas, Texas. Mr. Hammett is a member of the Nominating and Compensation Committee.

THOMAS L. KELLY II; AGE 38; GENERAL PARTNER OF CHB CAPITAL PARTNERS

   Mr. Kelly has been a Director of the Company since September 1987. He has been a General Partner of CHB Capital Partners since July 1994. From May 1987 through June 1994, Mr. Kelly was a private investor. Mr. Kelly holds a Bachelor of Arts Degree in Economics and a Bachelor of Science Degree in Administrative Science from Yale University and a Master of Business Administration Degree from Harvard University. He lives in Denver, Colorado. Mr. Kelly is a member of the Nominating and Compensation Committee.


                      MEETINGS AND COMMITTEES OF THE BOARD

BOARD OF DIRECTORS

   The Board of Directors met four times during the year ended December 31, 1996. During 1996, each incumbent Director, other than Mr. Haddock, attended 75% or more of the meetings held by the Board and the committees of which he was a member. The Board of Directors has two standing committees: the Audit Committee and the Nominating and Compensation Committee.

AUDIT COMMITTEE

   The Company's Audit Committee recommends a firm of independent accountants to examine the consolidated financial statements of the Company, reviews the general scope of services to be rendered by the independent accountants, reviews the financial condition and results of operations of the Company and makes inquiries as to the adequacy of the Company's financial and accounting controls. The Audit Committee met three times in 1996.

NOMINATING AND COMPENSATION COMMITTEE

   The principal functions of the Nominating and Compensation Committee are to recommend officers of the Company, to select nominees for the Board of Directors and committees of the Board and to review and approve employee compensation matters, including matters regarding the Company's various benefit plans. The names of potential Director candidates are drawn from a number of sources, including recommendations from members of the Board, management and stockholders. Stockholders wishing to recommend Board nominees should submit their recommendations in writing to the Secretary of the Company, with the submitting Stockholder's name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. A Stockholder intending to nominate an individual as a director at an annual meeting, rather than recommend the individual to the Company for consideration as a nominee, must comply with the advance notice requirements set forth in the Company's Bylaws. The Nominating and Compensation Committee met four times during 1996 and acted once by unanimous written consent.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

   Each non-employee Director receives annual compensation of $24,000 per year, payable quarterly, one-half in cash and one-half in shares of Common Stock. Additionally, each non-employee Director receives $1,000 in cash for each Board of Director and committee meeting attended. Any non-employee Director that serves the Company as Chairman of the Board of Directors, Chairman of the Nominating and Compensation Committee or Chairman of the Audit Committee also receives an additional $500 in cash for each meeting at which the Director acts as Chairman. Non-employee Directors are also eligible to participate in the Company's group medical and dental insurance plan on the same basis as full-time Company employees. A non-employee Director's contribution to group medical and dental insurance premium costs is withheld from the quarterly payments of the Director's annual retainer. Directors who are also employees of the Company do not receive any additional compensation for their services as Directors.

   The number of shares of Common Stock issued quarterly as part of the annual compensation to each non-employee Director is determined in accordance with the ENSCO Incentive Plan by dividing into $3,000 the average of the high and low prices of the Common Stock on the New York Stock Exchange on the first business day of each quarter. Thus, in 1996 Messrs. Fields, Gaither, Haddock, Hammett, Kelly and Meyerson each received 429 shares of Common Stock at an average price of between $22 and $32.94 per share. The shares granted pursuant to this provision are counted against the limit of 125,000 shares which may be granted under the ENSCO Incentive Plan to each non-employee Director.

   In May, 1996, the Stockholders approved the Company's 1996 Non-Employee Directors Stock Option Plan ("Directors' Plan") which was adopted by the Board of Directors on February 21, 1996. Under the Directors' Plan, 300,000 shares of Common Stock are reserved for issuance. Pursuant to the Directors' Plan, non-employee Directors are granted options to purchase shares of Common Stock as follows: (a) each non-employee Director elected after February 21, 1996 who has not previously served as a Director shall be granted an option, effective as of the date of the annual Stockholders meeting at which such Director is elected to purchase 7,500 shares of Common Stock and (b) each other non-employee Director elected at, or continuing to serve following, each annual Stockholders meeting, commencing with the 1996 Annual Meeting, shall be granted an option to purchase 3,000 shares of Common Stock. Each of Messrs. Fields, Gaither, Haddock, Hammett, Kelly and Meyerson was granted options to purchase 3,000 shares of Common Stock on May 21, 1996 at an exercise price of $30.13 per share. Each shall receive on May 13, 1997 an option to purchase 3,000 shares at an exercise price per share equal to the average of the high and low selling price of Common Stock on that date.

                            EXECUTIVE COMPENSATION

   The following table sets forth a summary of all compensation, including cash and other forms of remuneration, paid through March 1, 1997, for services rendered in all capacities to the Company during 1996, to the chief executive officer and the four other most highly compensated executive officers of the Company as to whom the total cash compensation paid through such date exceeded $100,000. The table also includes a summary of all compensation, including cash and other forms of remuneration, paid to these named individuals for the years 1995 and 1994.

                          SUMMARY COMPENSATION TABLE
                          --------------------------

                                         ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                     -------------------------   ------------------------------------
                                                                           AWARDS             PAYOUTS
                                                        OTHER    ------------------------     -------      ALL
                                                       ANNUAL    RESTRICTED                               OTHER
                                                       COMPEN-     STOCK                        LTIP      COMPEN-
    NAME AND PRINCIPAL               SALARY    BONUS   SATION      AWARD         OPTIONS      PAYOUTS     SATION
    POSITION                   YEAR    ($)     ($)/1/   ($)/2/    ($)/3/         (#)/4/       ($)/5/      ($)/6/
    -------------------------  ----  -------  ------- --------   ----------      -------      -------     -------
    Carl F. Thorne             1996  405,000  408,747    N/A         N/A           N/A          N/A       30,521
    President and              1995  367,500  193,244    N/A         N/A         100,000        N/A       17,811
    Chief Executive Officer    1994  350,000   87,500    N/A         N/A           N/A          N/A        8,032

    Richard A. Wilson          1996  211,500  188,410    N/A         N/A           N/A          N/A       20,627
    Senior Vice President and  1995  189,000   66,255    N/A       163,125        30,000        N/A       12,067
    Chief Operating Officer    1994  175,833   36,000    N/A       313,750        12,000        N/A        6,786

    Marshall Ballard           1996  172,800   53,046    N/A         N/A           N/A          N/A       18,253
    Vice President -           1995  162,800   39,898    N/A        81,563        20,000        N/A       10,449
    Business Development       1994  155,000   17,964    N/A         N/A           9,000        N/A        5,033
    and Quality

    C. Christopher Gaut        1996  167,250  160,168    N/A         N/A           N/A          N/A       16,837
    Vice President - Finance   1995  152,250   56,041    N/A       163,125        25,000        N/A        8,646
    and Chief Financial        1994  141,667   25,375    N/A       156,875         9,000        N/A        3,811
    Officer

    William S. Chadwick, Jr.   1996  147,250  147,152    N/A       148,125         N/A          N/A       16,315
    Vice President -           1995  132,250   36,455    N/A       163,125        25,000        N/A        7,961
    Administration and         1994  122,000   30,852    N/A       156,875         9,000        N/A        3,649
    Secretary

---------------------------
N/A - Not Applicable.


/1/ Bonuses awarded with respect to 1996 are payable as follows: 50% of the amount awarded was paid in March, 1997 and the remainder will become payable in two equal installments on or after February 21, 1998 and February 21, 1999 provided the officer remains employed by the Company at such date.

/2/ The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total annual salary and bonus for any such named executive and is, therefore, not reflected in the table.

/3/ The amounts disclosed in this column, if any, represent the value of restricted common stock awards on the date of grant. The restricted stock awards have vesting schedules of either five or ten years and vest based on the passage of time and the continued employment of the named executive.

     The total number of shares of unvested restricted stock held as of December 31, 1996, and the value of such shares at the end of 1996 is as follows:
     Mr. Thorne, 300,000 shares ($14,550,000), all of which vest at the rate of 75,000 shares per year; Mr. Wilson, 25,000 shares ($1,212,500), 16,000 of which vest at the rate of 2,000 per year and 9,000 of which vest at the rate of 1,000 per year; Mr. Ballard, 9,500 shares ($460,750 ), 5,000 of which vest at the rate of 2,500 per year and 4,500 of which vest at the rate of 500 per year; Mr. Gaut, 24,000 shares ($1,164,000), 7,000 of which vest at the rate of 1,750 per year, 8,000 of which vest at the rate of 1,000 per year and 9,000 of which vest at the rate of 1,000 per year; Mr. Chadwick, 22,000 shares ($1,067,000) of which 8,000 vest at the rate of 1,000 per year, 9,000 of which vest at the rate of 1,000 per year and 5,000 of which vest at the rate of 500 per annum. The Company does not pay dividends on its common stock.

/4/ Amounts in this column represent options to acquire shares of the Company's Common Stock. The Company does not have SARs.

/5/  The Company does not maintain any long-term incentive plans.

/6/ The amounts in this column for 1996 include premiums paid for group term life insurance as follows: Mr. Thorne, $5,846; Mr. Wilson, $3,357; Mr. Ballard, $ 1,705; Mr. Gaut, $484; and Mr. Chadwick, $853. The amounts include the Company's contributions to the ENSCO Savings Plan as follows:
     Mr. Thorne, $8,100; Mr. Wilson, $6,241; Mr. Ballard, $5,184; Mr. Gaut, $5,017 ; and Mr. Chadwick, $4,418. The amounts include the Company's contributions to the Profit Sharing Plan and SERP as follows: Mr. Thorne, $10,500 and $6,075; Mr. Wilson, $10,500 and $529; Mr. Ballard, $10,500 and
     $864; Mr. Gaut, $10,500 and $836; and Mr. Chadwick, $10,308 and $736.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                         Potential Realized Value at
                            NUMBER OF   % OF TOTAL                                       Assumed Rates of Stock Price
                            SECURITIES    OPTIONS                                        Appreciation for Option Term
                            UNDERLYING  GRANTED TO     EXERCISE OR                       ----------------------------
                              OPTIONS   EMPLOYEES IN   BASE PRICE                           5%                  10%
               NAME          GRANTED #  FISCAL YEAR    ($ PER SHARE)  EXPIRATION DATE      ($)                  ($)
--------------------------  ----------  ------------   -------------  --------------     --------             -------
Carl F. Thorne                  -0-        N/A             N/A              N/A             N/A                  N/A
Richard A. Wilson               -0-        N/A             N/A              N/A             N/A                  N/A
Marshall Ballard                -0-        N/A             N/A              N/A             N/A                  N/A
C. Christopher Gaut             -0-        N/A             N/A              N/A             N/A                  N/A
William S. Chadwick, Jr.        -0-        N/A             N/A              N/A             N/A                  N/A
--------------------------

  The following table sets forth information regarding aggregated option exercises in 1996, the number of unexercised options divided into those that were exercisable and those that were unexercisable, and the value of the in-the-money options divided into those that were exercisable and those that were unexercisable at December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
                       ---------------------------------

                                                         NUMBER OF UNEXERCISED OPTIONS  VALUE OF UNEXERCISED IN-THE-MONEY
                                                            AT DECEMBER 31, 1996         OPTIONS AT DECEMBER 31, 1996
                               SHARES                   -----------------------------  ---------------------------------
                            ACQUIRED ON      VALUE
                            EXERCISE (#)  REALIZED ($)   EXERCISABLE   UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                            ------------  ------------  -------------  --------------  ---------------  ----------------
Carl F. Thorne                  N/A          N/A            25,000          75,000       $  804,688        $2,414,063
Richard A. Wilson              6,250       188,281          32,250          34,750        1,122,656         1,149,219
Marshall Ballard                N/A          N/A            28,250          25,750          992,969           858,593
C. Christopher Gaut             N/A          N/A            47,625          28,875        1,839,765           956,485
William S. Chadwick, Jr.      22,500       815,625          20,125          26,375          691,016           865,234

-------------------------
N/A   -   Not Applicable.


     The Company does not maintain a long term incentive plan based on performance goals for executive officers. Therefore, the summary table of Long Term Incentive Plan Awards in Last Fiscal Year as required under the executive compensation disclosure rules of the Securities and Exchange Commission has not been included. Also, the Company does not maintain a defined benefit or actuarial pension plan for any of the named executive officers. Therefore, a table on Pension Plan Benefits has not been included.


              REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE

     COMPENSATION PHILOSOPHY AND OBJECTIVES. The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include the preservation of a strong financial posture, increasing the assets of the Company, positioning the Company's assets and business segments in geographic and industry markets offering long term growth opportunities, and the enhancement of stockholder value through superior long term profitability relative to the Company's competitors. The accomplishment of these objectives is measured against the conditions characterizing the industry within which the Company operates.

     EXECUTIVE OFFICER COMPENSATION. In addition to their regular salary, executive officers of the Company may be compensated in the form of cash bonus awards, incentive stock grants and stock options under the ENSCO Incentive Plan, and profit sharing awards, in cash or stock, under the ENSCO Savings Plan. Executive officers are also eligible to participate in the employer matching provision of the ENSCO Savings Plan, whereby employees may save for their future retirement on a tax-deferred basis with the Company contributing an additional percentage of the amount saved by each employee. During 1996, the maximum Company matching contribution available to officers and other employees was 3.5%
of salary.  This maximum was increased to 4.5% effective January 1, 1997.   In
the past, the Committee has utilized all of the foregoing forms of compensation, except for profit sharing stock grants, to retain, reward and provide incentives to the executive officers of the Company.

     Base salaries paid to executive officers of the Company are generally in the mid-range of those paid by the Company's competitors. Changes in base salary compensation for this group during 1996 were targeted on bringing this element of compensation up to the midpoint of the competitive market. Effective January 1, 1996, the Company implemented the Key Employees' Incentive Compensation

Plan, which links the cash compensation of the management of the Company directly to financial performance and certain other goals and objectives related to enhancement of stockholder value. Among the performance measurement criteria utilized under this Plan are stock price appreciation, return on capital employed, operating margins and general and administrative expense levels relative to competitors, and safety. In accordance with the terms of the Plan, the Company paid cash bonuses to executive officers and other key management personnel in 1997, relative to 1996 performance. Bonuses paid under the Plan vest over three years. Based upon an independent survey performed during 1996, total cash compensation paid to executive officers, including base salaries and bonuses, was generally in the mid range of that paid by the Company's competitors.

     An additional long-standing objective of the Committee has been to reward executive officers with equity compensation in addition to salary, in keeping with the Company's overall compensation philosophy of placing equity in the hands of its employees in an effort to further instill stockholder considerations and values in the actions of all employees and executive officers. Incentive stock options and incentive stock grants were used in 1995 and previous years to reward and provide incentives to executive officers and to retain them through the potential of capital gains and equity buildup. Because such awards vest over a number of years and are therefore long term in nature, few equity awards were made to executive officers during 1996. The Committee will continue to review, on an annual basis, the equity participation awards outstanding to the executive officers of the Company, and will consider additional awards from time to time, based upon the philosophy stated above, the financial performance of the Company and the committee's subjective evaluation of each executive's ability to influence the Company's long term growth and profitability. Because the value of stock options and stock grants should, over time, bear a direct relationship to the Company's stock price, the Committee believes the award of options and grants represents an effective incentive to create value for stockholders.

     CEO COMPENSATION.   The CEO's salary is reviewed once annually, consistent
with the Company's salary administration policy for all employees. Adjustments are considered by the Committee based upon the Company's financial and stock price performance, its progress in achieving specified business objectives and with regard to the salaries paid to CEO's of the Company's competitors. Effective July 1, 1996, based upon the foregoing performance criteria, the CEO's salary was increased from $385,000 to $425,000.

     In accordance with the terms of the Key Employees' Incentive Compensation Plan, the CEO received an incentive bonus of $408,747 in 1997 relative to 1996 performance. The performance objectives established for the CEO under the Key Employees' Incentive Compensation Plan include stock price appreciation, return on capital employed, margins and general and administrative expense levels relative to competitors, and the Company's safety record. All bonuses awarded vest over three years.

     No equity awards were granted to the CEO during 1996.

     The Committee has adopted a policy that any future compensation in excess of $ 1 million must be performance based. The Committee does not intend to pay compensation which is not deductible for federal tax purposes.

Nominating and Compensation Committee

Morton H. Meyerson, Chairman
Dillard S. Hammett
Thomas L. Kelly II


February 25, 1997

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1989, Mr. Meyerson, chairman of the Nominating and Compensation Committee, purchased 168,750 shares of Common Stock from the Company pursuant to a note in the amount of $675,000. In February 1991, the Board of Directors approved the forgiveness of unpaid interest accrued on the note through March 1991, and agreed that future interest on the note shall be waived so long as Mr. Meyerson is a director. Pursuant to that arrangement, the Company forgave Mr. Meyerson $56,295 of unpaid accrued interest in 1996. In January, 1997, the
Company and Mr. Meyerson agreed to cancel the note.   Mr. Meyerson delivered to
the Company 35,752 shares of the Company's Common Stock in connection with the cancellation of the note and payment of $237,639 to Mr. Meyerson by the Company. On the closing date of the transaction, the closing price of the Company's Common Stock was $57.00 per share.

                 PERFORMANCE GRAPHS - COMPARISON OF FIVE YEAR
                           CUMULATIVE TOTAL RETURNS


    The chart below presents a comparison of the five year cumulative total return, assuming $100 invested on December 31, 1991 and the reinvestment of dividends, if any, for the Company's Common Stock, the Standard & Poor's 500 Stock Price Index and the Dow Jones Oil Drilling Index.*

                        1991     1992     1993     1994     1995     1996
                        ----     ----     ----     ----     ----     ----

ENSCO International      100       82      245      225      418      882
Incorporated

S&P 500                  100      108      118      120      165      203

D J Oil Drilling         100      111      155      131      227      470


* The Dow Jones Oil Drilling Index is comprised of the following companies:
  Global Marine, Inc., Rowan Companies, Inc., Helmerich & Payne, Inc., Nabors Industries, Inc., ENSCO International Incorporated and Parker Drilling Company.

                                   PROPOSAL 2

                     APPROVAL OF THE AMENDMENT OF ARTICLE 4
                  OF THE RESTATED CERTIFICATE OF INCORPORATION

    The Board of Directors has approved an amendment ("Amendment") to Article 4 of the Company's Restated Certificate of Incorporation ("Certificate") to increase the authorized common stock from 125 million to 250 million shares. Pursuant to the Amendment, the first paragraph of Article 4 of the Certificate will be amended to read as follows:

         The aggregate number of shares of stock which the corporation shall have the authority to issue is 270,000,000 shares, of which 5,000,000 shall be First Preferred Stock, par value $1.00 per share ("First Preferred Stock"), 15,000,000 shall be Serial Preferred Stock, par value $1.00 per share ("Serial Preferred Stock") and 250,000,000 shall be Common Stock, par value $.10 per share ("Common Stock").

    Pursuant to the Amendment, Section A of Article 4 of the Certificate will be amended to read as follows:

         A. COMMON STOCK.  The Board of Directors of the corporation is hereby
            ------------
    expressly vested with authority to issue 250 million shares of common stock, par value $.10 per share, from time to time. Common shares, upon issuance, shall be fully paid and non-assessable. Such dividends (payable cash, stock or otherwise) as may be determined by the Board of Directors may be declared on the common stock from time to time out of any funds legally available therefor. In the event of any voluntary or involuntary liquidation, dissolution of winding-up of the affairs of the corporation, the remaining assets and funds of the corporation available for distribution to the holders of common shares shall be distributed to the holders of the common shares according to their respective shares.

    As of February 28, 1997, there were 125 million shares of common stock authorized, of which approximately 70,867,020 million shares were issued and outstanding and 6,380,527 held in treasury.

    The Amendment will authorize an additional 125 million shares of common stock. The Board believes it is desirable to have the additional shares of common stock available for possible future acquisitions, financings, stock dividends, stock splits, or other stock distributions, none of which is anticipated at this time. Although the Company is frequently engaged in discussions relating to potential acquisitions, there are no present agreements or discussions which would require the issuance of any of the additional shares to be authorized.

    The holders of the Company's common stock do not have preemptive rights to purchase any shares of authorized capital stock of the Company. The Board of Directors may authorize the issuance of such shares without further stockholder approval, except to the extent that stockholder approval may be required to meet certain requirements of the Internal Revenue Code of 1986, as amended, in connection with employee benefit plans and of the New York Stock Exchange in connection with the listing of additional shares.

    An increase in the authorized shares of stock could, under certain circumstances, have an anti-takeover effect by, for example, allowing issuance of stock that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the proposal to amend the Certificate is not in response to any effort of which the Company is aware to accumulate the Company's stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. The Board does not presently contemplate recommending the adoption of any other amendments to the Certificate which could be construed to affect the ability of third parties to take over or change control of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT
           OF ARTICLE 4 OF THE RESTATED CERTIFICATE OF INCORPORATION

                                   PROPOSAL 3

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors has approved the appointment of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1997.

    Representatives of Price Waterhouse LLP will attend the Meeting and will be provided with the opportunity to make a statement if they so desire and to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT OF
               PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS.

                           GENERAL AND OTHER MATTERS

    The Company believes that Proposals 1, 2 and 3 are the only matters that will be brought before the Meeting. However, if other matters are properly presented at the Meeting, it is intended that the persons named in the accompanying Proxy will vote in accordance with their best judgment on such matters.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership in the company's common stock with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company. The Company believes that during the year ended December 31, 1996, its officers, directors and holders of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements, with the following exceptions: Marshall Ballard, an executive officer, reported in March 1996 on Form 4 a purchase by his wife of 1,000 shares on January 20, 1996 and Frank Williford, an executive officer, reported in April 1996 on Form 4 a grant awarded in February 1996 of a 10,000 share option to purchase common stock.

                 INFORMATION CONCERNING STOCKHOLDER PROPOSALS

    A holder of the Company's securities intending to present a proposal at the 1998 Annual Meeting must deliver such proposal, in writing, to the Company's principal executive offices no later than November 27, 1997. The proposal should be delivered to the Company by Certified Mail-Return Receipt Requested.

    A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996 has been, or is being, mailed to Stockholders with the Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

    Whether or not you intend to be present at the Meeting, you are urged to return your Proxy promptly. If you are present at the Meeting and wish to vote your stock in person, your Proxy shall, at your request, be returned to you at the Meeting.

PROXY CARD
_ _ _ _ _ _ _ _ _ _

                                     PROXY
                       ENSCO INTERNATIONAL INCORPORATED

                Board of Directors Proxy for the Annual Meeting
             of Stockholders at 10:00 a.m., Tuesday, May 13, 1997
                   Hotel Crescent Court, 400 Crescent Drive
                              Dallas, Texas 75201

The undersigned stockholder of ENSCO International Incorporated (the "Company") hereby appoints Carl F. Thorne and C. Christopher Gaut or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

                       (Please sign on the reverse side)

[X] Please mark your votes as in this example.

FOR all nominees
named at the right
(except as provided to
the contrary below.)

1. Election of                                  For     Against      Abstain
   Class I
   Directors                                    [  ]      [  ]         [  ]

Nominees:     Gerald W. Haddock
              Carl F. Thorne

(INSTRUCTION: To vote against any individual nominee, strike a line through the nominee's name in the list at right.)

                                                For     Against      Abstain
2. Approval of the Amendment of Article 4
   of the Company's Restated Certificate
   of Incorporation                             [  ]      [  ]         [  ]


                                                For     Against      Abstain
3. Approval of the appointment of Price
   Waterhouse LLP as independent
   accountants for 1997.                        [  ]      [  ]         [  ]

4. On any other business that may properly come before the meeting, in the discretion of the proxies; hereby revoking any proxy or proxies heretofore given by the undersigned.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2) AND (3), THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (4). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

PLEASE SIGN, DATE AND MAIL TODAY.

                          Change of Address/Comments


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



Signature of Stockholder(s)



-----------------------------------          -----------------------------------
                                              (Signature of Held Jointly)


Date: ____________________ 1997


Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)